CONSULTING AGREEMENT
                              --------------------


     AGREEMENT made as of the __ day of January 2000, by and between PACIFIC DEVELOPMENT CORPORATION, a Colorado corporation having an address c/o Cheshire Distributors, Inc., 191 Post Road West, Westport CT. 06880 (the "Company") and JOHN VORNLE, having an address at 2 Mystic Lane, Westport, CT. 06880 (the "Consultant").

                                    RECITALS

     A. The Consultant has rendered valuable services to the Company, the Company desires to retain and utilize the services of the Consultant to enhance the growth and profitability of the Company, and the Consultant is willing to serve as a consultant to the Company; and

     B. Consultant acknowledges that while in the service of the Company and/or any affiliate thereof, and for the Company and its subsidiaries and affiliates to operate efficiently and profitably, Consultant will be exposed to, and the Company must take reasonable steps to protect its ideas, methods, developments, strategies, business plans and financial and other information of the Company which are confidential and/or proprietary in nature and which are of significant value to other persons or entities that operate in the Company's industry.

     NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   AGREEMENTS

     1. Consulting Services. The Company hereby engages Consultant as an independent contractor, and not as an employee, to render consulting services to the Company as hereinafter provided, and Consultant hereby accepts such engagement. Consultant shall not have any authority to bind or act on behalf of the Company. Consultant shall consult with the Company regarding (a) mergers and acquisitions and corporate filings and (b) such other matters as the Consultant and the Company may periodically agree. Consultant shall be free to determine the time and location and the manner in which he shall render the consulting services described herein and he shall not be required to devote any minimum number of hours per year to rendering such services.

     2. Term. This Agreement shall terminate on the second anniversary of the date of this Agreement. Thereafter, this Agreement may be renewed by the Consultant and the Board of Directors of this Company on such terms as the parties  may agree in writing.  As used  herein,  the term "term"  refers to the
entire  period  of  engagement  of  the  Consultant  hereunder,   including  any
extensions.

     3. Company Defined. For purposes of this Agreement, the term "Company" shall, unless the context dictates otherwise, also mean any of the Company's subsidiaries or affiliates.

     4. Compensation. The Consultant shall receive as full compensation for his services a fee equal to 227,717 shares of common stock of the Company (the "Shares"). The Consultant's fee shall be payable upon the execution of this Agreement by issuance to the Consultant of certificates of the Company's common stock representing the Shares. Said fee shall be the only compensation of any kind payable to the Consultant hereunder unless previously agreed in writing by the Company. It is agreed that the Shares will be registered pursuant to the Securities Act of 1933 on Form S-8, and, until such time as such registration has been completed, such Shares will bear a restrictive legend in the form in use by the Company.

     5. Expenses. Subject to the Company's prior written approval in each instance, the Company shall reimburse the Consultant for his normal and reasonable expenses incurred in the performance of the Consultant's duties hereunder including for travel, entertainment and similar items. As a condition of reimbursement, the Consultant agrees to provide the Company with copies of all available invoices and receipts, and otherwise account to the Company in sufficient detail to allow the Company to claim an income tax deduction for such paid item, if such item is deductible. Reimbursements shall be made monthly.

     6. Confidentiallty And Competitive Activities. The Consultant agrees that during the term he is in a position of special trust and confidence and has access to confidential and proprietary information about the Company's business and plans. The Consultant agrees that he will not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any similar individual or representative capacity, engage or participate in any business that is in competition, in any manner whatsoever, with the Company. Notwithstanding anything in the foregoing to the contrary, the Consultant shall be allowed to invest as a shareholder in publicly traded companies, or through a venture capital firm or an investment pool.

     7.  Trade Secrets.

     A. Special Techniques. It is hereby agreed that the Company has developed or acquired certain technology, know-how, unique or special methods, processes and techniques, trade secrets, special written marketing plans and special customer arrangements, supplier and customer lists and arrangements, and other proprietary rights and confidential information and shall during the term continue to develop, compile and acquire said items (all hereinafter collectively referred to as the "Company's Property"). It is expected that the Consultant will gain knowledge of and utilize the Company's Property during the course and scope of the term, and will be in a position of trust with respect to the Company's Property.

     B. Company's Property. It is hereby agreed that the Company's Property shall remain the Company's sole property. If the Consultant's engagement is terminated, for whatever reason, the Consultant agrees not to copy, make known, disclose or use, any of the Company's Property without the Company's prior written consent which shall not be unreasonably withheld. In such event, the Consultant further agrees not to endeavor or attempt in any way to interfere with or induce a breach of any prior proprietary contractual relationship that the Company may have with any employee, customer, contractor, suppliers, representative, or distributor for two (2) years for two (2) years from the date of termination of this Agreement. The Consultant agrees upon termination of engagement to deliver to the Company all confidential papers, documents, records, lists and notes (whether prepared by the Consultant or others) comprising or containing the Company's Property. The Consultant recognizes that violation of covenants and agreements contained in this Section 7 may result in irreparable injury to the Company which would not be fully compensable by way of money damages.

     C. Covenant Not to Compete. For a period of two (2) years from the date of any termination of the Consultant's engagement with the Company, the Consultant shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any activities which are the same as, or competitive with, the activities in which the Company is then engaged.

     8. Independent contractor status. In furnishing Consultant's services hereunder, the Consultant shall be acting as an independent contractor in relation to the Company. Accordingly, the Consultant shall have no authority to act for or on behalf of the Company or to bind the Company without its express written consent and shall not be considered as having employee status for the purpose of my employee benefit plan applicable to the Company's employees generally.

     9.  Miscellaneous.

     A. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein, and supersedes and replaces any prior agreements and understandings, whether oral or written between them with respect to such matters. The provisions of this Agreement may be waived, altered, amended or repealed in whole or in part only upon the written consent of both parties to this Agreement

     B. No Implied Waivers. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any subsequent breach of the same provision of any other provision.

     C. Personal Services. It is understood that the services to be performed by the Consultant hereunder are personal in nature and the obligations to perform such services and the conditions and covenants of this Agreement cannot be assigned by the Consultant. Subject to the foregoing, and except as otherwise provided herein, this Agreement shall inure to the benefit of and bind the successors and assigns of the Company.

     D. Severability. If for any reason any provision of this Agreement shall be determined to be invalid or inoperative, the validity and effect of the other provisions hereof shall not be affected thereby, provided that no such severability shall be effective if it causes a material detriment to any party.

     E. Applicable Low. This Agreement shall be governed by and construed in accordance with the laws of Delaware, applicable to contracts between residents of New York entered into and to be performed entirely within Delaware.

     F. Notices. All notices, requests, demands, instructions or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon delivery, if delivered personally, or if given by prepaid telegram, or mailed first-class, postage prepaid, registered or certified mail, return receipt requested, shall be deemed to have been given seventy-two (72) hours after such delivery, if addressed to the other party at the addresses as set forth on the signature page below. Either party hereto may change the address to which such communications are to be directed by giving written notice to the other party hereto of such change in the manner above provided.

     G. Merger, Transfer of Assets, or Dissolution of the Company. This Agreement shall not be terminated by any dissolution of the Company resulting from either merger or consolidation in which the Company is not the consolidated or surviving company or a transfer of all or substantially all of the assets of the Company. In such event, the rights, benefits and obligations herein shall automatically be assigned to the surviving or resulting company or to the transferee of the assets.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Company:

PACIFIC DEVELOPMENT CORPORATION


By:  /s/  Glenn A. Little
    ---------------------------
     Glenn A. Little, President





CONSULTANT


By:  /s/  John Vornle
    ---------------------------
          John Vornle



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